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                                                                  EXHIBIT 10.15


                           ODETICS ASSOCIATE AGREEMENT

      In consideration, of my employment or continued employment as an at-will associate of Odetics, Inc., its subsidiaries and affiliated companies, (the employer of associate is hereinafter called "Odetics"), and other good and valuable consideration specified herein I,___________, herein called "Associate" understand and agree as follows:

      1. ODETICS AND CUSTOMER PROPERTY

      All documents or things coming into my possession, custody or control by virtue of my employment, except those documents directed to me as an Associate for my personal use and identified in writing by Odetics as being for my personal use, are the property of either Odetics or its Customers (Customers shall mean ally persons or entities for whom Odetics performs services or from whom Odetics or Associate obtains information), as the case may be, and all such property be delivered to Odetics upon either its request or at the termination of my employment.

      2. PROTECTION OF ODETICS' CONFIDENTIAL INFORMATION

      If for any reason, I have access to any information technical or otherwise, which is confidential or proprietary to Odetics or its Customers, I will hold such information in trust and will not, except as required by my duties as an Associate of Odetics, use or disclose or authorize anyone else to use or disclose, any of such information either during my employment or thereafter for so long as such information does not legally become public knowledge. Anything possessed by me which discloses or embodies such information will be delivered to Odetics either upon its request or at the termination of my employment.

      As used herein, confidential or proprietary information of Odetics shall be broadly defined and shall include, but be not limited to, all information concerning software programs and software code, whether in hard copy or on electronic media, documents, memoranda, photographs, schematic drawings, photoplots, wire lists, product specifications, manuals, customer lists, sales figures, cost information, concept information, information on Odetics personnel, know-how, business and marketing plans, strategies, promotional information, advertising campaigns, credit policies, billing rates, production and construction information, vendor information, financial information regarding the business or products of Odetics, methods of operations of Odetics and all other information that has or could have commercial value or other utility in the businesses in which Odetics or its Customers are then engaged or in which they contemplate engaging, excluding any such items which have been publicly disclosed by Odetics.


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     If any such confidential or proprietary information is embodied in a tangible form, I will not remove it, or cause its transmission from, the place of business where I am employed or the place of its authorized use without the express written consent of an Officer of Odetics.

     I am aware that careless handling of classified information and/or the unauthorized disclosure of such information or information relating to national defense is punishable under the Federal Espionage and National Security Laws and Regulations, including but not limited to Title 18 USC. Sections 793 to 799, Sections 2151 through 2157, Executive Orders 10104, 12065 and 10865 and the National Security Act of 1947 and any amendments or supersedure of the above.

     I acknowledge that I am aware that the unauthorized disclosure of confidential information of Odetics or its Customers may be highly prejudicial to their interests, an invasion of privacy, and an improper disclosure of trade secrets. I recognize that the unauthorized taking of any Odetics' trade secrets is a crime under California Penal Code Section 499(c). I further recognize that such unauthorized taking of Odetics' trade secrets could also result in civil liability under California Uniform Trade Secrets Act (Civil Code "3426-3426.11), and that willful misappropriation may result in an award against me for triple the amount of Odetics' damages and Odetics' attorneys' fees in collecting such damages.

     3. NON-COMPETITION DURING EMPLOYMENT

     Except with the express prior written consent of an authorized Officer of Odetics, during the period of my employment: (1) I will devote my full energies, interest, abilities, and productivity time to the performance of my duties with Odetics and shall not, without Odetics' prior written consent, render to others, services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of my duties with Odetics, including but not limited to, working as an employee, independent contractor, partner, or agent of another company, or using Odetics' property and/or information to assist a direct competitor of Odetics; (2) I will not directly or indirectly, whether as a sole proprietor, partner, employee, creditor, shareholder, or otherwise, promote, participate, or engage in any activity or other business competitive with Odetics; (3) I will not induce any other associate of or consultant to Odetics to engage in any such employment or activity; and (4) I will not solicit any Customers or potential Customers of Odetics for services similar to those performed by Odetics even though not directly competitive with such services.

     4. INVENTION

     I will promptly make full written disclosure to, and hold in trust for the sole right and benefit of, Odetics all inventions, discoveries, developments, ideas, designs, improvements, formulas, processes, techniques, know-how and data, whether or not patentable or registerable under the copyright or similar statutes (hereinafter


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called "inventions") that I make, suggest, conceive, devise or first actually reduce to practice, solely or jointly with others, during my period of employment with Odetics, and which at the time of disclosure to Odetics or at the time of making, suggesting, conceiving, devising or first actually reducing to practice:

          (1) results from or is related to any assignments given to or assumed by me, or

          (2) utilizes the time, equipment, supplies, facilities or trade secret information of Odetics, or

          (3) pertains to any actual or anticipated work, product, research, business activity of Odetics or any logical extension thereof.

     I agree that all such inventions belong to and are the sole property of Odetics and shall be the inventions of Odetics subject to this Agreement.

     Upon request by Odetics, I will further disclose (by a full and clear description sufficient to enable a person skilled in the art to make and use the invention) such inventions in confidence, for review by Odetics of such issues as may arise.

     I will assign and do hereby assign to Odetics my entire right, title and interest (domestic and foreign and including all rights under the International Convention for the Protection of Industrial Property) in all such inventions, subject to the requirements of law, and without further compensation or award of any kind to me from Odetics, the Government or any third party.

     Odetics will consider each disclosure submitted by me. The election of whether or not to file a patent application or such disclosure and the manner of preparation and prosecution of any patent application(s) filed in the United States of America or in foreign countries shall be wholly within the discretion of Odetics, and at its expense. If it elects to file patent applications thereon, Odetics agrees to pay all expenses in connection with the preparation and prosecution of such patent application(s) which it may decide to file in the United States of America or in foreign countries.

     In connection with any such invention, I will at any time, either during or after said period of employment, at the request and expense of Odetics, but without further consideration to me above and beyond my previously agreed salary, assist Odetics in obtaining, maintaining and enforcing patents on such inventions in any and all countries and will execute, acknowledge and deliver any lawful document or paper which in the opinion of Odetics' counsel is necessary or helpful from Odetics' standpoint, including, without limitation, any patent application, assignment, license, or any paper in connection with any contractual obligation, litigation, or controversy pertaining to any such invention or any patent issuing thereon.


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     In the event Odetics is unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any invention, I hereby irrevocably designate and appoint Odetics and each of its duly authorized Officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by me. This power of attorney shall be deemed an agency coupled with an interest and shall not be revoked by my subsequent death or incapacity.

     If I petition Odetics in writing to release any of my rights to any inventions or improvements which by this agreement are assigned to Odetics, Odetics will promptly consider and act on such petition but is not obligated to release any of its rights.

     I understand that, with respect to work which is subject to any contractual obligation of Odetics to a third party, including but not limited to the United States or any of its agencies, title to certain inventions, patents, copyrights or licenses therein shall be determined as provided by contract or by Federal law or regulation.

     Subject to the precedence, if any, of federal law as set forth in the preceding paragraph, this paragraph shall not apply to any invention that qualifies fully under the provisions of Section 2870, California Labor Code. Following are my rights and obligations under the Labor Code, State of California Div. 3, Chapter 2, Article 3.5:

     "2870: (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facility, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer.

                     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

      2871: No employer shall require a provision made void and unenforceable by
Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forfeit or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee's inventions made solely or jointly with others during the term of his or her


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employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.

      2872: If any employment agreement entered into after January 1, 1980, contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to any invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of his provisions.@

     5.   OBLIGATIONS AFTER TERMINATION OF EMPLOYMENT

     For a period of two (2) years following termination of my employment with Odetics, for whatever cause or without cause, I will not solicit from any employee of Odetics, any trade secrets and/or confidential information or knowledge relating to the business of Odetics, including but not limited to any of the information listed in Paragraph 2 of this Agreement. I also will not solicit or induce any employee of Odetics to terminate his or her employment with Odetics through the use of any confidential information and/or trade secrets including but not limited to any information listed in Paragraph 2 of this Agreement. I also will not solicit or induce any customer of Odetics to terminate its business relationship with Odetics through the use of any confidential information and/or trade secrets including but not limited to any information listed in Paragraph 2 of this Agreement.

     6.   ATTORNEY'S FEES

     The prevailing party shall be entitled to attorney's fees and in relation to any action taken by Odetics, to enforce the terms of this Agreement.

     7.  NOT AN EMPLOYEE CONTRACT

     I acknowledge that this Agreement is not to be construed contract of employment between myself and Odetics, and Odetics terminate my at-will employment at any time and for any reason.

     8.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement and understanding between the parties and supersedes any prior confidentiality agreements, oral employment agreements, or implied employment agreements. This Agreement may not be modified or amended except by a writing signed by myself and an authorized Officer of Odetics.


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     9.   SEVERABILITY

     If any provision of this Agreement is found to be legally unenforceable, the remaining provisions shall nevertheless be binding and enforceable.

     10.   CALIFORNIA LAW

     This Agreement shall be governed by the laws of the State of California.

     11.   INJUNCTIVE BELIEF

     Because my breach of this Agreement may cause Odetics irreparable harm for which money is inadequate compensation, I agree that Odetics will be entitled to injunctive relief to enforce this Agreement, in addition to damages and other available remedies.

     12.   UNDERSTANDING

     I acknowledge and agree that the protections set forth in this Agreement are a material condition to my employment with and compensation by Odetics.


     Dated:_______________________________________, 19_______.

     _________________________________________________________
     (Printed Name of Authorized Agent of Employer)

     By:______________________________________________________
          (Signature of Authorized Agent of Employer)

     _________________________________________________________
        (Signature of Associate)


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